SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               --------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 7, 1998


                      PACE HEALTH MANAGEMENT SYSTEMS, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           Iowa                           0-27554                 42-1297992
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission              (IRS employer
     of incorporation)                 file number)          identification No.)


                 1025 Ashworth Road, West Des Moines, Iowa 50265
                 -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (515) 222-1717


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.

                  Not applicable.

Item 2.  Acquisition or Disposition of Assets.

                  On October 7, 1998, Registrant completed the sale of substantially all of its assets to, and the assumption of certain of its liabilities by, Minnesota Mining and Manufacturing Company ("3M") pursuant to an Asset Purchase Agreement dated June 30, 1998, as amended, as described in Registrant's definitive proxy statement dated September 14, 1998. The transaction was approved by the holders of both the common stock and preferred stock at a special meeting of shareholders held on October 7, 1998.

                  The purchase price of the transaction was approximately $5.9 million, including $4.75 million in cash (of which $750,000 will be held in escrow for nine months to secure PACE's indemnification obligations under the Asset Purchase Agreement), plus the assumption of substantially all of PACE's liabilities other than its $2.0 million line of credit, which was paid off from proceeds at closing. 3M offered positions to most PACE employees and has assumed full support of PACE's customers.

                  The net proceeds from the sale will be retained by the Company pending a determination of whether to engage in a follow-on transaction. It is the intention of management to seek a business combination with another entity, before considering possible liquidation and distribution of its assets. Management believes that with the cash on hand and net operating loss carryforwards, subject to the limitation of such carryforwards under the Internal Revenue Code, such a combination may be attractive to potential partners and would better serve the interest of PACE's shareholders. If no suitable business combination is identified within a reasonable period of time, management may elect to liquidate the Company and distribute the remaining net proceeds to shareholders. If the Company liquidated at the present time, all of the net assets of the Company would be paid to holders of the Company's preferred stock, and the holders of common stock would receive nothing.

Item 3.  Bankruptcy or Receivership.

                  Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

                  Not applicable.

Item 5.  Other Events.

                  Not applicable.

Item 6.  Resignations of Registrant's Directors.

                  Not applicable.

Item 7.  Financial Statements and Exhibits.

                  Not applicable.



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PACE HEALTH MANAGEMENT SYSTEMS, INC.


                                 By: /s/ Roger D. Huseman
                                     -------------------------------------------
                                     Roger D. Huseman
                                     Vice President and Chief Financial Officer